Exhibit 10.9

EMCORE Corporation 2012 Equity Incentive Plan

Restricted Stock Unit Award Agreement

To: []

EMCORE Corporation, a New Jersey corporation (the “Company”), has granted you an award (the “Award”) of [] restricted stock units (the “Restricted Stock Units”) under the EMCORE Corporation 2012 Equity Incentive Plan, as adopted effective January 25, 2012, and as further amended from time to time (the “Plan”), conditioned upon your agreement to the terms and conditions described below. Each Restricted Stock Unit represents, on the books of the Company, a unit which is equivalent to one share of the Company’s common stock, no par value per share (the “Common Stock”). The effective “Grant Date” will be [], subject to your promptly signing and returning a copy of this Agreement (as defined below) to the Company.

This Restricted Stock Unit Award Agreement (the “Agreement”) evidences the Award of the Restricted Stock Units. This Agreement and the Award of the Restricted Stock Units are made in consideration of your employment or service relationship with the Company or an Affiliate of the Company (as applicable, your “Employer”). The Award is subject in all respects to and incorporates by reference the terms and conditions of the Plan and any terms and conditions relating to Restricted Stock Units and specifies other applicable terms and conditions of your Restricted Stock Units.
A copy of the Plan and the Prospectus for the Plan, as amended from time to time (the “Prospectus”), is attached. By executing this Agreement, you acknowledge that you have received a copy of the Plan and the Prospectus. You may request additional copies of the Plan or Prospectus by contacting EMCORE Corporation, Attn: Chief Financial Officer, 2015 West Chestnut Street, Alhambra, CA 91803. You also may request from the Secretary of the Company copies of the other documents that make up a part of the Prospectus (described more fully at the end of the Prospectus), as well as all reports, proxy statements and other communications distributed to the Company’s security holders generally.
1.    Terminology; Conflicts. The Glossary at the end of this Agreement includes definitions of capitalized words used in this Agreement. All terms not defined in this Agreement (including the Glossary) have the meanings given in the Plan. Unless otherwise specifically provided in this Agreement, in the event of any conflict, ambiguity or inconsistency between or among any defined term in this Agreement or the Plan, the provisions of, first, the Plan and second, this Agreement, will control in that order of priority, except in the case of Section 13 of this Agreement, which will control in all cases.
2.    Terms and Conditions of Award. The following terms and conditions will apply:

(a)Vesting. Your Restricted Stock Units shall be subject to the forfeiture and vesting provisions marked with an [X] below:

i.
[ ]    All of the Restricted Stock Units are nonvested and forfeitable as of the Grant Date. So long as you continue to be a Service Provider through the applicable date upon which vesting is scheduled to occur, 33.33% of the Restricted Stock Units will vest and become nonforfeitable on each anniversary of the Grant Date, such that 100% of the Restricted Stock Units will be vested and nonforfeitable on the 3rd anniversary of the Grant Date. None of the Restricted Stock Units will become vested and nonforfeitable after you cease to be a Service Provider unless this Agreement provides to the contrary.

ii.
[ ]    All of the Restricted Stock Units are nonvested and forfeitable as of the Grant Date. So long as you continue to be a Service Provider through the applicable date upon which vesting is scheduled to occur, __% of the Restricted Stock Units will vest and become nonforfeitable on the __ year anniversary of the Grant Date, and the remaining __% of the Restricted Stock Units will vest and become nonforfeitable on the __ year anniversary of the Grant Date. None of the Restricted Stock Units will become vested and nonforfeitable after you cease to be a Service Provider unless this Agreement provides to the contrary.

iii.
[ ]    All of the Restricted Stock Units are nonvested and forfeitable as of the Grant Date. So long as you continue to be a Service Provider through _______________________, _____ (the “Vesting Date”), all of your Restricted Stock Units will vest and become nonforfeitable on the Vesting Date. None of the Restricted Stock Units will become vested and nonforfeitable after you cease to be a Service Provider unless this Agreement provides to the contrary.

iv.
[ ] Your Restricted Stock Units are nonvested and forfeitable as of the Grant Date. So long as you continue to be a Service Provider through the Certification Date, and subject to the applicable Performance Objectives being achieved during the Performance Period, your Restricted Stock Units will vest and become nonforfeitable on the Certification Date. None of the Restricted Stock Units will become vested and nonforfeitable after you cease to be a Service Provider unless this Agreement provides to the contrary.

Not later than 60 days after the end of the Performance Period, the Committee shall certify, in writing, whether or not, the Performance Objectives have been achieved. The date on which the Committee makes such certifications is referred to herein as the “Certification Date”. If the Committee certifies on the Certification Date that the Performance Objectives have not been achieved, all Restricted Stock Units shall be immediately forfeited for no consideration.
For purposes of this Agreement, the “Performance Period” shall be a period beginning on _______ and ending on ________.
For purposes of this Agreement, the “Performance Objectives” are as follows: __________________________________________________________________________

v.	[ ] ______________________________________________________________________________________________________________________________________________________

(b)Change in Control. Your Restricted Stock Units shall be subject to the provisions marked with an [X] below in the event of a Change in Control.

i.	[X ] Subject to Article XV of the Plan, a Change in Control shall have no effect on the vesting of the Restricted Stock Units or the lapsing of the Restriction Period.

ii.
[ ]    Notwithstanding Section 15.2 of the Plan, all outstanding Restricted Stock Units will become fully vested and nonforfeitable upon the occurrence of a Change in Control (such vesting will be deemed to occur immediately before such Change in Control).

iii.	[ ] ______________________________________________________________________________________________________________________________________________________

Notwithstanding the above, the Administrator (as constituted immediately prior to the Change in Control) may determine that all then-outstanding Restricted Stock Units shall be canceled in exchange for a payment having a value equal to the product of the price at which a Change in Control occurs multiplied by the aggregate number of shares covered by all such Restricted Stock Units.

Furthermore, notwithstanding the preceding, no cancellation, acceleration of vesting, or settlement or other payment shall occur with respect to the Restricted Stock Units if the Administrator (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Restricted Stock Units shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 8.2 of the Plan.

(c)Termination of Service. If you cease to be a Service Provider for any reason other than (i) your death or (ii) your Disability, all Restricted Stock Units that are not then vested and nonforfeitable will be immediately forfeited for no consideration.

(d)Acceleration of Vesting Upon Termination of Service Due to Death. In the event of your death, your Restricted Stock Units shall be subject to the provisions marked with an [X] below:

i.
[ ] Your estate shall retain a portion of your Restricted Stock Units equal to the number of Restricted Stock Units that are not then vested and nonforfeitable multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Restriction Period through the date of death, and the denominator of which is the number of days in such Restriction Period (each a “Retained Restricted Award”), and the remainder of each Award shall be forfeited and canceled as of the date of death. The Restriction Period on a Retained Restricted Award shall lapse upon your termination of employment or service relationship as a result of your death (i.e., the Retained Restricted Award shall become fully vested and nonforfeitable on such date).

ii.
[ ] Your estate shall retain a portion of your Restricted Stock Units equal to the number of Restricted Stock Units that are not then vested and nonforfeitable multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of death, and the denominator of which is the number of days in such Performance Period (each a “Retained Restricted Award”), and the remainder of each Award shall be forfeited and canceled as of the date of death. The Restriction Period on a Retained Restricted Award shall lapse upon the Certification Date to the extent that the applicable Performance Objectives are achieved.

i.	[ X ] At discretion of Administrator. _________________________________________

(e)Acceleration of Vesting Upon Termination of Service Due to Disability. If you cease to be a Service Provider by reason of your Disability, your Restricted Stock Units shall be subject to the provisions marked with an [X] below:

i.
[ ] You shall retain a portion of your Restricted Stock Units that are not then vested and nonforfeitable multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Restriction Period through your termination of employment or service relationship, and the denominator of which is the number of days in such Restriction Period (each a “Retained Restricted Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such termination. The Restriction Period on a Retained Restricted Award shall lapse upon your termination of employment or service relationship as a result of your Disability (i.e., the Retained Restricted Award shall become fully vested and nonforfeitable on such date).

ii.
[ ] You shall retain a portion of your Restricted Stock Units that are not then vested and nonforfeitable multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through your termination of employment or service relationship, and the denominator of which is the number of days in such Performance Period (each a “Retained Restricted Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such termination. The Restriction Period on a Retained Restricted Award shall lapse upon the Certification Date to the extent that the applicable Performance Objectives are achieved.

iii.	[ X ] At discretion of Administrator. _____________________________________________

(f)Settlement. Subject to other applicable provisions of this Agreement, not later than 30 days after the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue to you (or, if applicable, your executor, administrator, legally authorized guardian or personal representative) one share of Common Stock underlying each Restricted Stock Unit as to which the Restriction Period has lapsed, or, if the Administrator so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock. Upon issuance, such shares of Common Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with Applicable Law, this Agreement and any other agreement to which such shares are subject. Your settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company. The Company will not be required to issue fractional shares of Common Stock upon settlement of the Restricted Stock Units.

3.    Restrictions on Transfer. You may not sell, assign, transfer, pledge, hedge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any Restricted Stock Units, and Restricted Stock Units may not be subject to execution, attachment or similar process. Any sale or transfer, or purported sale or transfer, shall be null and void. The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

4.    Issuance of Shares.

(a)    Notwithstanding any other provision of this Agreement, you may not sell the shares of Common Stock acquired upon vesting of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other Applicable Law governing the Common Stock and you may not sell the shares of Common Stock if the Company determines that such sale would not be in material compliance with such Applicable Law.

(b)    The shares of Common Stock issued in settlement of the Restricted Stock Units shall be registered in your name. The Company will deliver a share certificate to you, or deliver shares electronically or in certificate form to your designated broker on your behalf. If you are deceased (or in case of your Disability and if necessary) at the time that a delivery of share certificates is to be made, the certificates will be delivered to your executor, administrator, legally authorized guardian or personal representative. The Company may at any time place legends referencing any Applicable Law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement, and the certificate shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require. You will, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in your possession in order to carry out the provisions of this Section 4(b).

(c)    The grant of the Restricted Stock Units and the shares of Common Stock issued in settlement of the Restricted Stock Units will be subject to and in compliance with all applicable requirements of Applicable Law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any Applicable Law. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Restricted Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Restricted Stock Units, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law and to make any representation or warranty with respect thereto as may be requested by the Company.

(d)     Postponement of Delivery. The Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following:

i.	the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any Applicable Law;

ii.	compliance with any requests for representations; and

iii.
receipt of proof satisfactory to the Company that a person seeking such shares on your behalf upon your Disability (if necessary), or upon your estate’s behalf after your death, is appropriately authorized.

5.    Tax Withholding. By signing this Agreement, you authorize your Employer and the Company, except as provided below, to deduct from any compensation or any other payment of any kind due you the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Restricted Stock Units in whole or in part. The Company may, in its discretion, agree that it will, upon your request, permit you to satisfy, in whole or in part, the Company’s minimum statutory withholding tax obligation (based on minimum rates for federal and state law purposes, including payroll taxes) which may arise in connection with the Award either by electing to have the Company withhold the issuance of, or redeem, shares of Common Stock or by electing to deliver to the Company already-owned shares of Common Stock of the Company, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due. In lieu of the foregoing, the Company may require you to make a cash payment to such Employer or the Company equal to the amount required to be withheld. If you do not make provision for the payment of such taxes when requested, the Company may refuse to issue any Common Stock certificate under this Agreement until arrangements satisfactory to the Administrator for such payment have been made.

6.    Adjustments for Corporate Transactions and Other Events.

(a)    Adjustment Events. Upon an Adjustment Event, the number of Restricted Stock Units and the number of such Restricted Stock Units that are nonvested and forfeitable will, without further action of the Administrator, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Restricted Stock Units as a result of the Adjustment Event. Adjustments under this Section 6 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional Restricted Stock Units will result from any such adjustments. Any such adjustment shall be consistent with section 162(m) of the Code to the extent the Restricted Stock Units are subject to such section of the Code.

(b)    Binding Nature of Agreement. The terms and conditions of this Agreement will apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your granting of, the Restricted Stock Units, whether as a result of any Adjustment Event or other similar event, except as otherwise determined by the Administrator. If the Restricted Stock Units are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement will inure to the benefit of the Company’s successor, and this Agreement will apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Stock Units.

7.    No Right to Continued Employment or Service. The Award shall not confer upon you any right to be retained as a Service Provider, nor restrict in any way the right of your Employer, which right is hereby expressly reserved, to terminate your employment or service relationship at any time with or without Cause (regardless of whether such termination results in (a) the failure of any Award to vest; (b) the forfeiture of any unvested or vested portion of any Award; and/or (c) any other adverse effect on your interests under the Plan). Nothing in the Plan or this Agreement shall confer on you the right to receive any future Awards under the Plan.

8.    No Rights as Stockholder. You shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Common Stock are issued to you in respect thereof. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Section 6 of this Agreement.

9.    The Company’s Rights. The existence of the Restricted Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.    Entire Agreement. This Agreement, inclusive of the Plan incorporated into this Agreement, contains the entire agreement between you, your Employer and the Company with respect to the Restricted Stock Units. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award or the Restricted Stock Units are superseded by this Agreement and are void and ineffective for all purposes.

11.    Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan will govern.

12.    Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Restricted Stock Units as determined in the discretion of the Administrator, except as provided in the Plan or in any other written document signed by you and the Company. This Agreement may not be amended, modified or supplemented orally.

13.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey applicable to contracts executed and to be performed entirely within such state, without regard to the conflict of law provisions thereof.

14.    Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

15.    Further Assurances. You agree to use your reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for your benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein. The Company may require you to furnish or execute such other documents as the Company shall reasonably deem necessary (a) to evidence such exercise or (b) to comply with or satisfy the requirements of Applicable Law.

16.    Investment Representation. If at the time of settlement of all or part of the Restricted Stock Units, the Common Stock is not registered under the Securities Act and/or there is no current prospectus in effect under the Securities Act with respect to the Common Stock, you shall execute, prior to the issuance of any shares of Common Stock in settlement of the Restricted Stock Units to you by the Company, an agreement (in such form as the Administrator may specify) in which you, among other things, represent, warrant and agree that you are acquiring the shares acquired under this Agreement for your own account, for investment only and not with a view to the resale or distribution thereof, that you have knowledge and experience in financial and business matters, that you are capable of evaluating the merits and risks of owning any shares of Common Stock acquired under this Agreement, that you are a person who is able to bear the economic risk of such ownership and that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, you shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Administrator, from counsel for or approved by the Administrator, as to the applicability of such exemption thereto.

17.    Headings. Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

18.    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

19.    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or you without the prior written consent of the other party.

20.    Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

21.    Authorization to Share Personal Data. You authorize any Affiliate of the Company that employs or retains you or that otherwise has or lawfully obtains personal data relating to you to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

22.    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or you, as the case may be, at the following addresses or to such other address as the Company or you, as the case may be, shall specify by notice to the other:

(i)    if to the Company, to it at:
EMCORE Corporation
2015 Chestnut Street
Alhambra, CA 91803
Attention: Chief Financial Officer
Fax: (626) 293-3424

(ii)    if to you, to your most recent address as shown on the books and records of the Company or Affiliate employing or retaining you.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

23.    Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Awards evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Awards is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

24.    Consent to Electronic Delivery. By entering into this Agreement and accepting the Award evidenced hereby, you hereby consent to the delivery of information (including, without limitation, information required to be delivered to you pursuant to Applicable Law) regarding the Company and its Affiliates, the Plan, this Agreement and the Award via Company web site or other electronic delivery.

25.    Counterparts. This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which will be deemed an original, but all of which together will constitute the same instrument.

{The Glossary follows on the next page.}

GLOSSARY

(a)    “Restriction Period” means the period beginning on the Grant Date (or if applicable for purposes of determining the Retained Restricted Award under Sections 2(d) and 2(e), the most recent vesting date preceding your termination of employment or service relationship due to death or Disability) and ending on the date on which all of your Restricted Stock Units vest and become nonforfeitable.

(b)    “Securities Act” means the Securities Act of 1933 and the rules promulgated thereunder, as amended.

(c)    “You”; “Your”. You means the recipient of the Restricted Stock Units as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the words “you” and “your” will be deemed to include such person.

{The signature page follows.}

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of March 24, 2015.

EMCORE CORPORATION
By:
Date:

The undersigned hereby represents that he/she has read the Prospectus and is familiar with the Plan’s terms. The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees, on behalf of himself/herself and on behalf of his/her beneficiaries, estate and permitted assigns, to be bound by all of the provisions set forth herein, and that the Award and Restricted Stock Units are subject to all of the terms and provisions of this Agreement, and of the Plan under which it is granted, as the Plan may be amended in accordance with their respective terms. The undersigned agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under this Agreement or the Plan with respect to the Award or Restricted Stock Units.

WITNESS    AWARD RECIPIENT

Date: